UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  July 24, 2013

Commission file number 0-21513

DXP Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas	76-0509661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7272 Pinemont, Houston, Texas 77040	(713) 996-4700
(Address of principal executive offices)	Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 29, 2013, DXP Enterprises, Inc., issued a press release announcing the appointment of Bryan Wimberly to the Company’s Board of Directors, effective July 24, 2013.

Mr. Wimberly will additionally serve as a member of the Audit Committee, Compensation Committee, and Nominating and Governance Committee of the Board. Mr. Wimberly qualifies as an “Independent Director” as defined in Listing Rule 5605(a)(2) of the NASDAQ Stock Market. With this appointment, the Company has successfully regained compliance within the applicable cure periods of the minimum size audit committee requirements as set forth in Listing Rule 5605(c)(2)(A).

Consistent with the Corporation’s compensation policies for non-employee directors, Mr. Wimberly will receive a fee of $3,000 for each quarterly board meeting. In addition, Mr. Wimberly received an award of 2,000 shares on July 24, 2013 which will vest on July 1, 2014.  He will receive restricted stock to be granted on an annual basis on July 1 calculated by dividing $75,000 by the closing price on such July 1.

Mr. Wimberly’s bio is within the press release filed herewith as Exhibit 99.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are included herein:

99.1	Press Release dated July 29, 2013 announcing appointment of additional board member.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DXP ENTERPRISES, INC.
(Registrant)

By:  /s/Mac McConnell
           Mac McConnell
Senior Vice President/Finance and Chief Financial Officer
Dated: July 30, 2013

INDEX TO EXHIBITS

Introductory Note:   The following exhibit is furnished is not to be considered “filed” under the Exchange Act and shall not be incorporated by reference into any of the Company’s previous or future filings under the Securities Act or the Exchange Act.

Exhibit No.                               Description
99.1                                           Press Release dated July 29, 2013 announcing appointment of additional board member.